Exhibit 99.1
9341 Courtland Drive, Rockford, MI 49351
Phone (616) 866-5500
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FOR IMMEDIATE RELEASE
CONTACT: Alex Wiseman, (616) 863-3974

WOLVERINE WORLDWIDE ANNOUNCES
INITIATIVES TO FURTHER DRIVE SHAREHOLDER VALUE

Initiates Process to Divest or License Keds and Wolverine Leathers
Expects 2023 Cost Savings Initiatives to Generate $65 million
Plans to Reduce Debt Through Working Capital Initiatives

ROCKFORD, Mich., Dec. 8, 2022 — Wolverine World Wide, Inc. (NYSE: WWW) today announced planned changes to its portfolio. The Company has started a formal process to divest or license the Keds brand and Wolverine Leathers business, both of which are low-profit contributors. This move builds upon the Company’s strategy to reduce complexity and prioritize growth brands in an effort to increase long-term shareholder value.

Process to Divest or License Keds and Wolverine Leathers

“We believe the recent changes to our group reporting structure and the announcement of strategic alternatives for Keds and Wolverine Leathers, as part of our regular assessment of the portfolio, will put the business on an accelerated path to improved profitability and restore Wolverine as a best-in-class brand house,” said Brendan Hoffman, Wolverine Worldwide’s President and Chief Executive Officer. “In this rapidly evolving retail environment, agility is more important than ever. As such, I firmly believe that portfolio simplification and prioritization are essential to achieving our goals,” continued Hoffman.

In connection with these brand and organizational changes, the Company initiated a workforce reduction earlier this week. The Company expects this initiative to result in approximately $30 million in savings in 2023.

“These decisions, particularly those related to our impacted team members, were not taken lightly. We greatly value the contributions of our talented colleagues and are committed to supporting impacted team members in their transitions,” added Hoffman.
Other Profit and Cash Flow Improvement Initiatives
Including the impact from the workforce reduction noted above, the Company expects to realize total savings of approximately $45 million in 2023 from organizational synergies and other indirect cost areas. In addition, the Company plans to build on the supply chain cost initiatives started earlier this year and expects to realize approximately $20 million of savings in 2023.
The Company continues to focus on optimizing working capital as a meaningful source of cash over the coming months. On December 7, 2022, the Company finalized a new accounts receivable securitization program that is expected to generate $175 million in accelerated cash flow at favorable pricing. Inventory reduction remains a top priority with meaningful progress made thus far in the fourth quarter. Future cash flow generated from these efforts will be used to pay down outstanding debt.
Attendance at ICR Conference
Through two months of the fourth quarter, revenue is in line with expectations. The Company will provide additional details on its strategy and update its fourth quarter and fiscal year 2022 performance when it presents at the 25th Annual ICR Conference being held at the Grande Lakes Orlando Resort on Tuesday, January 10, 2023 at 2:30 PM ET.

ABOUT WOLVERINE WORLDWIDE

Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The Company’s portfolio includes Merrell®, Saucony®, Sperry®, Sweaty Betty®, Hush Puppies®,  Wolverine®, Keds®, Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for more than 130 years, the Company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the Company’s expectations regarding: plans to divest or license the Keds brand and Wolverine Leathers business; acceleration and goals of the Company’s new strategy, including improving profitability and enhanced reputation; expected savings from: the workforce reduction initiated this week; organizational synergies and indirect costs savings; supply chain costs initiatives; expected improvements in operating margin and cash flow; expected benefits of optimization of working capital and the new securitization program; inventory reduction; use of future cash flow to pay down debt; performance of the Company’s business in December 2022; and the Company’s ability to capitalize on the strength of its global distribution platform to drive growth. . In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the results of the process to divest or license the Keds brand and Wolverine Leathers business; the Company’s ability to realize expected savings, the effects of the COVID-19 pandemic on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects, which will depend on numerous evolving factors that the Company cannot currently accurately predict or assess, including: the duration and scope of the pandemic; the negative impact on global and regional markets, economies and economic activity, including the duration and magnitude of its impact on unemployment rates, consumer discretionary spending and levels of consumer confidence; actions governments, businesses and individuals take in response to the pandemic; the effects of the pandemic, including all of the foregoing, on the Company’s distributors, manufacturers, suppliers, joint venture partners, wholesale customers and other counterparties, and how quickly economies and demand for the Company’s products recover after the pandemic subsides; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies, inflationary pressures and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates; failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including the Company’s new strategy to prioritize growth brands and reduce complexity, as well as other new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

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